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                                                                     EXHIBIT 5.2

[LETTERHEAD OF RUSSELL & DUMOULIN]



Loewen Group International, Inc.                           August 23, 1996
50 East RiverCenter Boulevard
Covington, KY  41011                                       Matter No. LOE 20030
USA

The Loewen Group Inc.
4126 Norland Avenue
Burnaby, BC  V5G 3S8
Canada

Dear Sirs/Mesdames:

We have acted as British Columbia counsel for The Loewen Group Inc., a body corporate organized under the laws of British Columbia ("Loewen") and Loewen Group International, Inc., a Delaware corporation ("LGII") in connection with the preparation of the combined Registration Statement on Form S-4 and Amendment No. 2 to such Registration Statement to be filed by LGII and Loewen with the Securities and Exchange Commission (the "SEC") on August 26, 1996, (the "Registration Statement"), respecting (i) the guarantee (the "Series 3 Guarantee") by Loewen of 7 1/2% Series 3 Senior Guaranteed Exchange Notes due 2001 to be offered by LGII and (ii) the guarantee (the "Series 4 Guarantee") by Loewen of 8 1/4% Series 4 Senior Guaranteed Exchange Notes due 2003 to be offered by LGII (the Series 3 Guarantee together with the Series 4 Guarantee, the "Guarantees") pursuant to the Indenture dated as of March 20, 1996, (the "Indenture") made by and among LGII, Loewen and Fleet National Bank, as Trustee.

In this capacity, we have made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinions expressed herein.

We also have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Loewen and LGII, agreements and other instruments, certificates of officers and representatives of Loewen and LGII, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.
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In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the authority of all persons signing documents examined by us except as to persons signing documents on behalf of Loewen and LGII; (v) the identity and capacity of all individuals acting or purporting to act as public officials; (vi) the absence of evidence extrinsic to the provisions of the Guarantees or the Indenture that the respective parties thereto intended a meaning contrary to that expressed by the provisions of such agreements; and (vii) that each of the Guarantees and the Indenture, when executed and delivered, will be executed and delivered in substantially the form in which such document was filed with the SEC as part of the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. The Guarantees and the Indenture have been authorized by Loewen in accordance with the laws of British Columbia.

2. The statements in the prospectus included in the Registration Statement (the "Prospectus") as to the enforceability of the Guarantees in Canada under the heading "Enforceability of Certain Civil Liabilities Against Guarantor" to the extent that such matters represent matters of law or legal conclusions, are accurate and complete statements or summaries of the matters set forth therein.

We express no opinions as to matters of law in jurisdiction other than the Province of British Columbia and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name under the headings "Legal Matters" and "Enforceability of Certain Civil Liabilities Against Guarantor" in the prospectus filed with the SEC as a part of the Registration Statement.

Yours truly,

RUSSELL & DuMOULIN

/s/ Russell & DuMoulin